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                                  EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                   Fiscal Year Ended
                                            -----------------------------------------------------------------
                                            August 30,     August 29,  August 28,     August 26,   August 25,
                                               1997          1998         1999          2000          2001
                                             --------      --------     --------      --------      --------
Fixed charges:
      Interest expense                       $  9,235      $ 10,346     $ 13,831      $ 18,614      $ 19,139
      Amortization of debt expense                661           681        1,382         2,043         2,332
      Rental expense included in fixed
        charges                                 3,802         3,721        8,481        10,793        10,352
                                             --------      --------     --------      --------      --------

           Total fixed charges               $ 13,698      $ 14,748     $ 23,694      $ 31,450      $ 31,823
                                             ========      ========     ========      ========      ========

Earnings:
      Pre-tax (loss) income                  $   (921)     $  3,579     $ (3,452)     $(15,218)     $(41,519)

      Plus: fixed charges                      13,698        14,748       23,694        31,450        31,823
                                             --------      --------     --------      --------      --------

           Total earnings                    $ 12,777      $ 18,327     $ 20,242      $ 16,232      $ (9,696)
                                             ========      ========     ========      ========      ========

Ratio of earnings to fixed charges              n/a           1.2          n/a           n/a           n/a
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